Exhibit 99.1

Astrotech Introduces the “Gold Standard” of Mass Spectrometry into Narcotics Detection Market with its State-of-the-Art Tracer 1000

The TRACER 1000™ is a mass spectrometry-based trace analyzer; its detection library now includes narcotics such as fentanyl, heroin, and cocaine.

AUSTIN, Texas - March 25, 2024 (GLOBENEWSWIRE) – Astrotech Corporation (NASDAQ: ASTC) ("Astrotech" or the "Company") and its wholly owned subsidiary, 1st Detect Corporation, announces that it is currently accepting orders for the Tracer 1000 Narcotics Trace Detector (NTD).

The TRACER 1000 NTD is a high-performance laboratory instrument capable of rapid detection of trace levels of narcotic compounds in seconds. Currently, the Company’s Tracer 1000 Explosive Trace Detector (ETD) is now found in multiple locations in 14 countries throughout the world. The NTD provides a ruggedized platform that can be applied across various markets including airports, border security, checkpoint, cargo, and infrastructure security, correctional facilities, military, and law enforcement.

The Astrotech Mass Spectrometer Technology™ (AMS Technology) drives the breakthrough TRACER 1000, as the first certified ETD to employ mass spectrometry as a trace detection security solution. As stated by Dr. Laura Parker, R&D Program Manager from the U.S. Department of Homeland Security, mass spectrometers are the “gold standard” of chemical detection. The TRACER 1000 is the only mass spectrometry-based ETD to have received European Civil Aviation Conference certification for both checkpoint and cargo security.

Using the same successful AMS Technology, the TRACER 1000 NTD maintains the accuracy of much larger mass-spectrometers even though it is only the size of a desktop printer. While mass spectrometry has historically been too costly, bulky, and cumbersome to be used outside of the laboratory, the simple-to-use interface and auto-calibration process of the TRACER 1000 NTD make it easy to use for rank-and-file checkpoint or other security personnel, at a fraction of the cost of traditional mass-spectrometers.

“Over the last five years our ETD instruments have proven their durability, reliability, and their specificity with a false alarm rate of less than 2% in actual airport and cargo environments. We are very excited about introducing our narcotics detection library that includes twelve illegal drugs including fentanyl, heroin, and cocaine. And we look forward to providing the same level of quality instrumentation to the narcotic trace detector customer,” said Thomas B. Pickens, III, Astrotech’s Chairman, Chief Executive Officer, and Chief Technology Officer.

About Astrotech

Astrotech is an innovative science and technology company that invents, acquires, and commercializes technological innovations while building scalable companies to maximize shareholder value.  1st Detect develops, manufactures, and sells trace detectors for use in the security and detection market. Astrotech is headquartered in Austin, Texas. For information, please visit www.astrotechcorp.com.

1 https://www.dhs.gov/medialibrary/assets/videos/22999

Forward-Looking Statements

This press release contains forward-looking statements that are made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks, trends, and uncertainties that could cause actual results to be materially different from the forward-looking statement. These factors include, but are not limited to, the adverse impact of inflationary pressures, including significant increases in fuel costs, global economic conditions and events related to these conditions, including the ongoing wars in Ukraine and the middle east and the COVID-19 pandemic, the Company’s use of proceeds from the common stock offerings, whether we can successfully complete the development of our new products and proprietary technologies, whether we can obtain the FDA and other regulatory approvals required to market our products under development in the United States or abroad, whether the market will accept our products and services and whether we are successful in identifying, completing and integrating acquisitions, as well as other risk factors and business considerations described in the Company’s Securities and Exchange Commission filings including the Company’s most recent Annual Report on Form 10-K. Any forward-looking statements in this document should be evaluated in light of these important risk factors. While we do not intend to directly harvest, manufacture, distribute or sell cannabis or cannabis products, we may be detrimentally affected by a change in enforcement by federal or state governments and we may be subject to additional risks in connection with the evolving regulatory area and associated uncertainties. Any such effects may give rise to risks and uncertainties that are currently unknown or amplify others mentioned herein. Although the Company believes the expectations reflected in its forward-looking statements are reasonable and are based on reasonable assumptions, no assurance can be given that these assumptions are accurate or that any of these expectations will be achieved (in full or at all) or will prove to have been correct. Moreover, such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. In addition, any forward-looking statements included in this press release represent the Company’s views only as of the date of its publication and should not be relied upon as representing its views as of any subsequent date. The Company assumes no obligation to correct or update these forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

Contact:

Jaime Hinojosa

Chief Financial Officer

Astrotech Corporation

(512) 485-9530

Corporate Communications:

InvestorBrandNetwork (IBN)
Los Angeles, California
www.InvestorBrandNetwork.com
310.299.1717 Office
Editor@InvestorBrandNetwork.com